SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 13, 2002
                                  -------------

                              SOUND FEDERAL BANCORP
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

United States of America                0-24811                    13-4029393
-------------------------        -----------------------        ----------------
(State or Other Jurisdiction    (Commission File No.)          (I.R.S. Employer
  of Incorporation)                                          Identification No.)


300 Mamaroneck Ave., Mamaroneck, New York                            10543
-----------------------------------------                            -----
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:           (914) 698-6400
                                                              --------------



                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.   Other Events

     On June 13, 2002 Sound Federal, MHC, the mutual holding company parent of Sound Federal Bancorp (the "Registrant") adopted a Plan of Conversion and Reorganization pursuant to which Sound Federal, MHC will convert from mutual to stock form. Attached as an exhibit is the registrant's press release announcing the adoption of the Plan.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits

     The following Exhibits are filed as part of this report:

         Exhibit No.                                 Description


            99.1                    Press Release of Sound Federal Bancorp

                                        2

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                                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           SOUND FEDERAL BANCORP



DATE: June 19, 2002                    By: /s/ Richard P. McStravick
                                           ---------------------------------
                                           Richard P. McStravick
                                           President and Chief Executive Officer


































                                        3

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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

         Exhibit No.                                 Description


            99.1                    Press Release of Sound Federal Bancorp




















                                        4

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                                  Exhibit 99.1



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June 14, 2002

FOR IMMEDIATE RELEASE

                                           Contact:    Anthony J. Fabiano
                                                       Senior Vice President and
                                                       Chief Financial Officer
                                                       Sound Federal Bancorp
                                                       (914) 698-6400

           SOUND FEDERAL BANCORP ANNOUNCES ADOPTION OF PLAN TO CONVERT
                   MUTUAL HOLDING COMPANY TO STOCK CORPORATION

     MAMARONECK, N.Y.-(BUSINESS WIRE)-June 14, 2002-Sound Federal Bancorp (Nasdaq National Market: "SFFS") (the "Company"), announced that the Board of Directors of the Company and its mutual holding company, Sound Federal, MHC (the "MHC"), has adopted a plan to convert the MHC to a capital stock corporation.

     The MHC is a federally chartered mutual holding company headquartered in Mamaroneck, New York. The MHC owns 2,810,510 shares or 58.9% of the Company's outstanding common stock. The Company owns 100% of the outstanding common stock of Sound Federal Savings and Loan Association (the "Bank"), a federally chartered savings institution.

     Upon conversion, shares of the Company's common stock held by the public will be exchanged for shares in a new Delaware holding company which will become the Bank's parent company. In addition, shares of the Delaware holding company will be offered for sale to the Bank's eligible depositors in a subscription offering. The shares to be sold in the subscription offering represent the ownership interest in the Mutual Holding Company. The conversion and offering are expected to close in the fourth quarter of calendar 2002.

     Bruno J. Gioffre, Chairman of the Board, commented, "Our goal is to grow the value of your Company by continuing the growth of the Company's business and franchise. To support this growth, the Boards of Directors adopted a plan to convert the Mutual Holding Company to a capital stock corporation in a transaction commonly referred to as the Second Step. We believe that this change in our corporate structure is beneficial to our existing stockholders and members and, with the new capital raised, enables us to continue to grow the business."

     The conversion is subject to approval of the Office of Thrift Supervision as well as the MHC's members and the Company's stockholders. Proxy materials setting forth detailed information relating to the conversion and the offering will be sent to members of the MHC and stockholders of the Company for their consideration. The offering will be made only by prospectus and in accordance with federal law and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.



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     The Company's  total assets  amounted to $624.0  million at March 31, 2002.
Total deposits amounted to $519.9 million and stockholder's equity was $61.0 million at March 31, 2002. The Bank is a federally-chartered stock savings bank offering traditional financial services and products through its branches in New York in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Cortlandt, Somers and New York City, and in Greenwich, Connecticut.

     This press release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed periodically with the Securities and Exchange Commission describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.





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